                                                                    Exhibit 99.1
CAMITRO CORPORATION
(A COMPANY IN THE DEVELOPMENT STAGE)
CONSOLIDATED FINANCIAL STATEMENTS

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                       Page
                                                       ----
Report of Independent Accountants...................    F-2

Consolidated Balance Sheets.........................    F-3

Consolidated Statements of Operations...............    F-4

Consolidated Statements of Shareholders' Deficit....    F-5

Consolidated Statements of Cash Flows...............    F-6

Notes to Consolidated Financial Statements..........    F-7

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Camitro Corporation


         In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Camitro Corporation (a company in the development stage) and its subsidiary at December 31, 1999 and 2000 and the results of their operations and their cash flows for the period from July 2, 1998 (date of inception) to December 31, 1998, for the years ended December 31, 1999 and 2000 and for the cumulative period from July 2, 1998 (date of inception) to December 31, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



/s/ PricewaterhouseCoopers LLP

San Jose, California
March 2, 2001

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                           CONSOLIDATED BALANCE SHEETS



                                                                            DECEMBER 31,
                                                                            ------------
                                                                       1999              2000
                                                                       ----              ----
ASSETS
Current assets:
   Cash and cash equivalents                                       $ 6,338,129       $ 1,710,480
   Prepaid expenses and other current assets                            44,486            57,780
                                                                   -----------       -----------
       Total current assets                                          6,382,615         1,768,260

Property and equipment, net                                            478,992         1,224,501
Other assets                                                            88,374           246,912
                                                                   -----------       -----------
       Total assets                                                $ 6,949,981       $ 3,239,673
                                                                   ===========       ===========
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND
SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                $   161,077       $   538,805
   Accrued expenses                                                     82,353           492,384
   Deferred revenues                                                        --            75,000
   Notes payable, current portion                                           --           418,983
   Other liabilities                                                        --            33,150
                                                                   -----------       -----------
       Total current liabilities                                       243,430         1,558,322

Notes payable, less current portion                                         --           795,365
Other liabilities                                                       33,150                --
                                                                   -----------       -----------
       Total liabilities                                               276,580         2,353,687
                                                                   -----------       -----------
Commitments (Note 4)

Convertible preferred stock:
   Authorized:  10,200,000 shares;
   Issued and outstanding:  8,882,049 shares in 1999 and 2000
   (Liquidation preference:  $9,619,998 in 1999 and 2000)            9,554,479         9,554,479
                                                                   -----------       -----------
Shareholders' deficit:
   Preferred stock warrants                                            161,053           188,261
   Common stock:
     Authorized: 15,900,000 shares
     Issued and outstanding: 1,547,839 shares in 1999
       and 2,215,339 shares in 2000                                     25,748           124,123
   Notes from shareholders                                                  --           (71,250)
   Deficit accumulated during the development stage                 (3,067,879)       (8,909,627)
                                                                   -----------       -----------
       Total shareholders' deficit                                  (2,881,078)       (8,668,493)
                                                                   -----------       -----------
         Total liabilities, convertible preferred stock
           and shareholders' deficit                               $ 6,949,981       $ 3,239,673
                                                                   ===========       ===========

The accompanying notes are an integral part of these consolidated financial statements.

                              CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                         CUMULATIVE
                                    PERIOD FROM                                          PERIOD FROM
                                      JULY 2,                                              JULY 2,
                                   1998 (DATE OF                                        1998 (DATE OF
                                   INCEPTION) TO         YEAR ENDED DECEMBER 31,        INCEPTION) TO
                                   DECEMBER 31,          -----------------------        DECEMBER 31,
                                       1998              1999             2000              2000
                                       ----              ----             ----              ----
Collaborative research
   and development revenues        $        --       $    25,000       $   370,000       $   395,000
                                   -----------       -----------       -----------       -----------

Operating expenses:
   Research and development            102,078         2,499,494         5,420,343         8,021,915
   General and administrative           15,253           358,390         1,130,780         1,504,423
                                   -----------       -----------       -----------       -----------
       Total operating expenses        117,331         2,857,884         6,551,123         9,526,338
                                   -----------       -----------       -----------       -----------
Loss from operations                  (117,331)       (2,832,884)       (6,181,123)       (9,131,338)
Interest income                          2,033            22,903           236,525           261,461
Interest expense                           (65)          (80,932)          (34,254)         (115,251)
Other income                                --            99,450           137,104           236,554
                                   -----------       -----------       -----------       -----------
Net loss                           $  (115,363)      $(2,791,463)      $(5,841,748)      $(8,748,574)
                                   ===========       ===========       ===========       ===========

The accompanying notes are an integral part of these consolidated financial statements.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
              FOR THE PERIOD FROM JULY 2, 1998 (DATE OF INCEPTION)
                              TO DECEMBER 31, 2000


                                                                                                          DEFICIT
                                                                                           NOTES        ACCUMULATED
                                                    PREFERRED           COMMON          RECEIVABLE      DURING THE       TOTAL
                                                      STOCK             ------             FROM         DEVELOPMENT    SHAREHOLDERS'
                                                     WARRANTS     SHARES     AMOUNT    SHAREHOLDERS       STAGE          DEFICIT
                                                     --------     ------     ------    ------------       -----          -------
Issuance of common stock in August
   through November 1998 for cash at
   $0.001 and $0.01 per share                      $      --    1,455,000   $   9,150   $        --     $        --     $     9,150
Net loss                                                  --           --          --            --        (115,363)       (115,363)
                                                   ---------    ---------   ---------   -----------     -----------     -----------
Balances, December 31, 1998                               --    1,455,000       9,150            --        (115,363)       (106,213)

Issuance of common stock pursuant to
   stock option exercises from October
   to December 1999 for cash at $0.05
   per share                                              --      351,277      17,564            --              --          17,564
Repurchase of common stock in April
   and November 1999 at $0.001 and
   $0.01 per share                                        --     (283,438)     (2,216)           --              --          (2,216)
Issuance of common stock in April 1999
   for licensed technology valued
   at $0.05 per share                                     --       25,000       1,250            --              --           1,250
Fair value of warrants issued in
   connection with Series B preferred
   stock in March, October and November
   1999 to purchase Series B preferred
   stock at $1.30 per share                          161,053           --          --            --        (161,053)             --
Net loss                                                  --           --          --            --      (2,791,463)     (2,791,463)
                                                   ---------    ---------   ---------   -----------     -----------     -----------
Balances, December 31, 1999                          161,053    1,547,839      25,748            --      (3,067,879)     (2,881,078)

Issuance of common stock pursuant to
   stock option exercises from January
   to December 2000 for cash and notes
   receivable at $0.05 and $0.15 per share                --      642,500      94,625       (71,250)             --          23,375
Issuance of common stock in February 2000
   for licensed technology valued at $0.15
   per share                                              --       25,000       3,750            --              --           3,750
Fair value of warrants issued in connection
   with line of credit for Series B preferred
   stock in May 2000 at $1.30 per share               27,208           --          --            --              --          27,208
Net loss                                                  --           --          --            --      (5,841,748)     (5,841,748)
                                                   ---------    ---------   ---------   -----------     -----------     -----------
Balances, December 31, 2000                        $ 188,261    2,215,339   $ 124,123   $   (71,250)    $(8,909,627)    $(8,668,493)
                                                   =========    =========   =========   ===========     ===========     ===========

The accompanying notes are an integral part of these consolidated financial statements.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                                        CUMULATIVE
                                                                    PERIOD FROM                                         PERIOD FROM
                                                                      JULY 2,                                             JULY 2,
                                                                   1998 (DATE OF                                       1998 (DATE OF
                                                                   INCEPTION) TO       YEAR ENDED DECEMBER 31,        INCEPTION) TO
                                                                    DECEMBER 31,       -----------------------        DECEMBER 31,
                                                                       1998            1999              2000             2000
                                                                       ----            ----              ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                         $ (115,363)    $(2,791,463)      $(5,841,748)      $(8,748,574)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
       Amortization of Series B preferred warrants                          --              --             6,046             6,046
       Issuance of common stock for licensed
         technology used in research and development                        --           1,250             3,750             5,000
       Depreciation and amortization                                       374          33,094           179,634           213,102
       Changes in assets and liabilities:
         Prepaid expenses and other current assets                          --         (44,486)          (13,294)          (57,780)
         Other assets                                                   (5,760)        (82,614)         (137,376)         (225,750)
         Accounts payable                                                9,673         151,404           377,728           538,805
         Accrued expenses                                               14,408          67,945           410,031           492,384
         Deferred revenues                                                  --              --            75,000            75,000
         Other liabilities                                                  --          33,150                --            33,150
                                                                    ----------     -----------       -----------       -----------
           Net cash used in operating activities                       (96,668)     (2,631,720)       (4,940,229)       (7,668,617)
                                                                    ----------     -----------       -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                  (12,211)       (500,249)         (925,143)       (1,437,603)
                                                                    ----------     -----------       -----------       -----------
           Net cash used in investing activities                       (12,211)       (500,249)         (925,143)       (1,437,603)
                                                                    ----------     -----------       -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of notes payable                                  --         350,000         1,336,078         1,686,078
   Repayment of notes payable                                               --        (350,000)         (121,730)         (471,730)
   Issuance of Series A preferred stock, net                         1,004,692              --                --         1,004,692
   Issuance of Series B preferred stock, net                                --       7,049,787                --         7,049,787
   Issuance of common stock                                              9,150          17,564            23,375            50,089
   Repurchase of common stock                                               --          (2,216)               --            (2,216)
   Proceeds from issuance of convertible
     promissory notes                                                       --       1,500,000                --         1,500,000
                                                                    ----------     -----------       -----------       -----------
           Net cash provided by financing activities                 1,013,842       8,565,135         1,237,723        10,816,700
                                                                    ----------     -----------       -----------       -----------
Net increase (decrease) in cash and cash equivalents                   904,963       5,433,166        (4,627,649)        1,710,480

Cash and cash equivalents at beginning of period                            --         904,963         6,338,129                --
                                                                    ----------     -----------       -----------       -----------
Cash and cash equivalents at end of period                          $  904,963     $ 6,338,129       $ 1,710,480       $ 1,710,480
                                                                    ==========     ===========       ===========       ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW:
   Cash paid for interest                                           $       65     $    80,932       $    34,254       $   115,251
                                                                    ==========     ===========       ===========       ===========
   Conversion of promissory notes for Series B preferred stock      $       --     $ 1,500,000       $        --       $ 1,500,000
                                                                    ==========     ===========       ===========       ===========
   Common stock issued for licensed technology                      $       --     $     1,250       $     3,750       $     5,000
                                                                    ==========     ===========       ===========       ===========
   Issuance of warrants to purchase Series B preferred stock        $       --     $   161,053       $    27,208       $   188,261
                                                                    ==========     ===========       ===========       ===========
   Notes from shareholders                                          $       --     $        --       $    71,250       $    71,250
                                                                    ==========     ===========       ===========       ===========

The accompanying notes are an integral part of these consolidated financial statements.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

THE COMPANY

       Camitro Corporation (the "Company"), was incorporated in the State of California on July 2, 1998 for the purpose of developing and commercializing an integrated platform of computational models that will enable drug discovery scientists to efficiently design drug candidates that have optimal ADME/PK (absorption, distribution, metabolism, elimination/pharmacokinetic) properties. The Company is in the development stage and since inception, has devoted substantially all of its time and efforts to developing products, raising capital and recruiting personnel.

BASIS OF CONSOLIDATION

       On December 8, 2000, the Company established Camitro UK Limited, a wholly-owned subsidiary of Camitro Corporation, in the United Kingdom. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany balances and transactions have been eliminated.

USE OF ESTIMATES

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents.

PROPERTY AND EQUIPMENT

       Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets, generally three to five years. Amortization of leasehold improvements is provided on a straight-line basis over the life of the related asset or the lease term, if shorter. Maintenance and repairs are charged to operations as incurred. Upon sale or retirement of assets, the cost and related accumulated depreciation or amortization are removed from the balance sheet and the resulting gain or loss is reflected in operations.

REVENUE RECOGNITION

       The Company recognizes collaborative research and development revenue as the related work is performed. Deferred revenue is comprised of cash received in advance of the related revenue being recognized. All revenues recognized to date under research and development collaborations are not refundable if the relevant research effort is not successful.

RESEARCH AND DEVELOPMENT EXPENDITURES

       Costs related to research, design and development of products are charged to research and development expense as incurred.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

INCOME TAXES

       Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax basis of assets and liabilities, measured at tax rates that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

CONCENTRATION OF CREDIT RISK AND OTHER RISKS AND UNCERTAINTIES

       The Company's cash and cash equivalents are maintained at one financial institution. Deposits in this institution may exceed the amount of insurance provided on such deposits.

       Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts payable and accrued liabilities approximate fair value due to their short maturities. Based upon borrowing rates currently available to the Company for loans with similar terms, the carrying value of notes payable approximates fair value.

       For the years ended December 31, 1999 and 2000, collaborative research and development revenue was derived from one customer.

SEGMENTS

       The Company follows Statement of Financial Accounting Standards No. 131, or SFAS 131, "Disclosure About Segments of an Enterprise and Related Information." The Company operates in one segment using one measurement of profitability to manage its business. All long-lived assets are maintained in the United States, with the exception of $138,177 for an operating lease deposit in the United Kingdom, and all revenue was generated in the United States.

FOREIGN CURRENCY TRANSLATION

       The Company's international subsidiary uses its local currency as its functional currency. Assets and liabilities are translated at exchange rates in effect at the balance sheet date and income and expense accounts at average exchange rates during the year. Resulting translation adjustments are recorded directly to a separate component of shareholders' deficit, if material.

       The effect of foreign currency translation gains and losses included in the determination of the fiscal year 2000 results of operations was not material.

ACCOUNTING FOR STOCK-BASED COMPENSATION

       The Company uses the intrinsic value method of Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," in accounting for its employee stock options, and presents disclosure of pro forma information required under Statement of Financial Accounting Standards No. 123 ("SFAS No. 123"), "Accounting for Stock-Based Compensation."

RECENT ACCOUNTING PRONOUNCEMENTS

       In June 1999, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company, to date, has not engaged in derivative and hedging activities and does not believe that the implementation of SFAS No. 133 will have any significant impact on its financial position or results of operations. The Company will adopt SFAS No. 133, as required, in fiscal year 2001.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

       In December 2000, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB No. 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The Company has complied with the guidance in SAB No. 101 for all periods presented.

       In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44 ("FIN No. 44") "Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25. This interpretation clarifies the definition of employee for purposes of applying APB No. 25, "Accounting for Stock Issued to Employees," the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. FIN No. 44 was effective July 1, 2000, but certain conclusions cover specific events that occurred after either December 15, 1999, or January 12, 2000. The adoption of FIN No. 44 did not have a material impact on the Company's consolidated financial statements.


NOTE 2 - BALANCE SHEET COMPONENTS:

                                                                 DECEMBER 31,
                                                                 ------------
                                                             1999              2000
                                                             ----              ----
PROPERTY AND EQUIPMENT:
   Computer and software equipment                       $    38,467       $   320,938
   Laboratory equipment                                      462,626         1,026,690
   Furniture and fixtures                                      7,740            39,947
   Leasehold improvements                                      3,627            50,028
                                                         -----------       -----------
                                                             512,460         1,437,603
   Less:  Accumulated depreciation and amortization          (33,468)         (213,102)
                                                         -----------       -----------

                                                         $   478,992       $ 1,224,501
                                                         ===========       ===========
OTHER ASSETS:
   Lease deposits                                        $    87,574       $   225,750
   Other                                                         800            21,162
                                                         -----------       -----------
                                                         $    88,374       $   246,912
                                                         ===========       ===========
ACCRUED EXPENSES:
   Professional services                                 $    21,500       $   374,470
   Employee compensation                                      57,727           117,914
   Other                                                       3,126                --
                                                         -----------       -----------
                                                         $    82,353       $   492,384
                                                         ===========       ===========

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 3 - BORROWINGS:

LINE OF CREDIT

       In May 2000, the Company entered into a term loan facility to finance purchases of property and equipment acquisitions. The maximum borrowing under the line of credit is $1,500,000. The minimum draw under each equipment advance is $100,000 and the maximum number of equipment advances that can be made is nine. The line of credit will be available until February 2001.

       Borrowings under this agreement are collateralized by the assets purchased under this equipment facility. As of December 31, 2000, three separate equipment notes had been drawn against this facility for principal amounts of $707,556, $149,922 and $478,600, bearing interest at 8.93%, 8.5% and 8.0%, respectively. The notes are repayable in thirty-six monthly installments from the date of the draw. As of December 31, 2000, principal outstanding under each of these notes was $597,893, $137,855 and $478,600 and the final payment dates are June 28, 2003, September 30, 2003, and December 28, 2003, respectively.

       At December 31, 2000, the future minimum payments under the equipment facility are as follows:

   2001          $  418,983
   2002             452,820
   2003             342,545
                 ----------
                 $1,214,348
                 ==========

       Under the line of credit, the Company is required to maintain certain financial covenants as of the last day of each quarter.


NOTE 4 - COMMITMENTS:

       The Company leases office and laboratory facilities under operating leases in the United States and the United Kingdom, which expire September 2002 and December 2005, respectively. Rent expense for the period from July 2, 1998 (date of inception) to December 31, 1998, the years ended December 31, 1999 and 2000 and the cumulative period from July 2, 1998 (date of inception) to December 31, 2000 was approximately $8,600, $400,000, $536,709 and $945,309, respectively.

       Future minimum lease payments under the noncancelable operating leases are as follows:

YEAR ENDED
DECEMBER 31,
------------
2001                              $    814,179
2002                                   686,563
2003                                   262,535
2004                                   262,535
2005 and thereafter                    256,781
                                  ------------
Total minimum lease payments      $  2,282,593
                                  ============

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

       In March 1999, the Company entered into a noncancelable agreement to sublease a portion of their office and laboratory space for a term extending from April 1, 2000 to March 31, 2001. Total payments received under the sublease for the years ended December 31, 1999 and 2000 was $99,450 and $137,104, respectively, which has been classified as other income. As of December 31, 2000, the Company recognized a liability of $33,150 for the security deposit received from the sublessee. The minimum facility lease payments, disclosed above, have not been reduced by minimum rentals of $35,181, due in the future under the sublease agreement.

       On April 1, 1999, the Company entered into a license agreement with the University of Pittsburgh to obtain a license for technology to be used in research and development. The Company will be required to make royalty payments based upon a percentage of net sales of the products developed from the licensed technology and to issue 35,000 shares of common stock upon the first successful patent issuance relating to the technology. No such royalty payments have been made as of December 31, 2000 (see Notes 6 and 9).


NOTE 5 - CONVERTIBLE PREFERRED STOCK:

       Under the Company's Articles of Incorporation, the Company's convertible preferred stock is issuable in series. The Company's Board of Directors is authorized to determine the rights, preferences and terms of each series. As of December 31, 1998, the convertible preferred stock comprises:

                                 NUMBER OF         NUMBER OF                           LIQUIDATION
                                  SHARES         SHARES ISSUED         CARRYING        PREFERENCE
                                AUTHORIZED      AND OUTSTANDING         VALUE           PER SHARE
                                ----------      ---------------         -----           ---------
Series A                         2,500,000           2,266,666        $1,004,692            $0.45
                                 =========           =========        ==========


       As of December 31, 1999 and 2000, the convertible preferred stock comprises:

                                 NUMBER OF         NUMBER OF                           LIQUIDATION
                                  SHARES         SHARES ISSUED         CARRYING        PREFERENCE
                                AUTHORIZED      AND OUTSTANDING         VALUE           PER SHARE
                                ----------      ---------------         -----           ---------
Series A                         2,500,000           2,266,666        $1,004,692            $0.45
Series B                         7,700,000           6,615,383         8,549,787            $1.30
                                ----------           ---------        ----------
                                10,200,000           8,882,049        $9,554,479
                                ==========           =========        ==========


       The relative rights, preferences, privileges and restrictions granted to or imposed on the restrictive classes of the shares of the Company's capital stock or the holders thereof are as follows:

VOTING

GENERAL RIGHT

       Series A and Series B preferred stock shall be voted equally with shares of common stock. Each holder of shares of Series A preferred and Series B preferred stock shall be entitled to such number of votes as shall be equal to the whole number of shares of common stock into which such shareholder's aggregate number of shares of preferred stock are convertible.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

SEPARATE VOTE OF CONVERTIBLE SERIES A AND SERIES B PREFERRED STOCK

       Certain items as specified in the Restated Articles of Incorporation require the vote of holders of more than 50% of the Series A preferred stock so long as 250,000 shares of Series A preferred stock are outstanding and/or the vote of holders of at least 53% of the outstanding Series B preferred stock so long as 200,000 shares of Series B preferred stock are outstanding. In addition, the Company shall not amend its Articles of Incorporation or Bylaws without the approval of the holders of more than 50% of the outstanding Series A preferred stock and, if the amendments change any of the rights, preferences or privileges of the Series B preferred stock, the approval of the holders of at least 70% of the outstanding shares of Series B preferred stock are required.

DIVIDENDS

       Series A and B preferred shareholders are entitled to receive cumulative dividends, out of legally available funds, when and as declared by the Board of Directors, at the rate of $0.45 and $1.30, respectively, on each outstanding share of stock (as adjusted for stock dividends, combinations, splits or recapitalizations with respect to such shares). Preferred shareholders are entitled to payment in preference and priority to the payment of dividends on common stock. No dividends have been declared or paid by the Company.

LIQUIDATION

       Upon any liquidation, dissolution, or winding up of the Company, the assets of the Company will be paid ratably to shareholders in the following preferential sequence on a per share basis as adjusted for any stock dividends, combinations, splits, and recapitalizations with respect to such shares (i) $1.30 to Series B preferred shareholders, (ii) $0.45 to Series A preferred shareholders, (iii) $1.80 to Series B preferred shareholders, Series A preferred shareholders and common shareholders, (iv) $0.45 to common shareholders, (v) $0.85 to common and Series A shareholders and (vi) all remaining assets equally to Series A, Series B preferred and common shareholders.

       A liquidation includes any recapitalization or any consolidation or corporate reorganization in which the shareholders of the Company immediately prior to such event own less than 50% of the Company's voting power immediately after such event.

CONVERSION

       Each share of preferred stock is convertible at any time at the option of the holder into one fully-paid and nonassessable share of common stock adjusted, if applicable, for stock dividends, stock splits, combinations and certain other events as defined in the Articles of Incorporation. Conversion of preferred stock is automatic at the earlier of (i) an initial public offering with gross cash proceeds of at least $25,000,000 and a per share price of at least $5.20,
(ii) for Series A preferred stock, the election by the holders of more than 50% of the outstanding Series A preferred stock and, for Series B preferred stock, the election by the holders of at least 53% of the outstanding Series B preferred stock or (iii) for Series A preferred stock , upon the date that fewer than 625,000 shares of Series A preferred stock, as adjusted, remain outstanding. The conversion price for each series of preferred stock shall initially be $0.45 and $1.30 per share for Series A and B preferred stock, respectively.

CONVERTIBLE PROMISSORY NOTES

       In March and November 1999, the Company issued convertible promissory notes for a total amount of $1,500,000. In December 1999, the notes, which bore interest at 9.0% and 8.25% per annum, respectively, were converted into 1,153,846 shares of Series B preferred stock.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

NOTE 6 - SHAREHOLDERS' DEFICIT:

COMMON STOCK

       Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

       Certain shares of the Company's common stock have been issued under restrictive stock purchase agreements and early exercise provisions of stock options, under which the Company has the option to repurchase issued shares of common stock. The Company's repurchase rights, generally lapse over a four-year period. At December 31, 2000, 1,187,261 outstanding common shares were subject to repurchase.

       The Company also has the right of first refusal for any common shares purchased under these agreements that are no longer subject to the Company's repurchase rights should a holder desire to sell or transfer such common shares.

STOCK ISSUED IN CONNECTION WITH LICENSE AGREEMENT

       In April 1999, the Company entered into an agreement to obtain exclusive license rights to technology to be used in research and development of a product. Under the terms of the agreement, the Company issued 25,000 shares of common stock to the University of Pittsburgh valued at $0.05 per share. Based on the early stage of development and the uncertainty as to the feasibility of the technology, the above cost was expensed immediately.

       In February 2000, under the terms of the above agreement, the Company issued an additional 25,000 shares of common stock to the University of Pittsburgh valued at $0.15 per share. Based on the early stage of development and the uncertainty as to the feasibility of the technology, the above cost was expensed immediately.

STOCK OPTION PLAN

       In February 1999, the Company adopted the 1999 Stock Option Plan (the "Plan"). Under the Plan, incentive stock options may be granted only to employees and nonstatutory options may be granted to employees, directors or consultants.

       Options under the Plan may be granted for periods of up to ten years. As determined by the Board of Directors, the exercise price of an incentive stock option and nonstatutory stock option shall not be less than 100% and 85% of the fair value of the shares on the date of grant, respectively. Options generally vest over four years for options granted to employees. The vesting period for options granted to consultants is subject to the determination of the Board of Directors.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

       Activity under the Plan is as follows:

                                                                     OUTSTANDING OPTIONS
                                            SHARES                   -------------------
                                          AVAILABLE         NUMBER OF        PRICE PER
                                          FOR GRANT          SHARES            SHARE        TOTAL
                                          ---------          ------            -----        -----
Shares reserved at Plan inception           770,000                 -               $-          $-
Additional shares reserved                1,500,000                 -                -           -
   Options granted                         (751,277)          751,277        0.05-0.10      39,064
   Options cancelled                        124,000          (124,000)            0.05      (6,200)
   Options exercised                              -          (351,277)            0.05     (17,564)
                                          ---------           -------                       ------
Balances, December 31, 1999               1,642,723           276,000        0.05-0.10      15,300

   Options granted                         (937,500)          937,500             0.15     140,625
   Options cancelled                         15,000           (15,000)            0.15      (2,250)
   Options exercised                              -          (642,500)       0.05-0.15     (94,625)
                                          ---------           -------                       ------
Balances, December 31, 2000                 720,223           556,000      $0.05-$0.15     $59,050
                                          =========           =======                      =======

       Options outstanding and currently exercisable by exercise price at December 31, 2000 are as follows:

                   OPTIONS OUTSTANDING
                   -------------------
                                           WEIGHTED
                                           AVERAGE
                                          REMAINING           OPTIONS
       EXERCISE          NUMBER          CONTRACTUAL         CURRENTLY
        PRICE         OUTSTANDING       LIFE IN YEARS       EXERCISABLE
        -----         -----------       -------------       -----------
        $0.05           228,500               8.36            84,956
        $0.10            30,000               8.92             5,833
        $0.15           297,500               9.53            18,623
                        -------                              -------
                        556,000                              109,412
                        =======                              =======

STOCK-BASED COMPENSATION

       The Company has adopted the disclosure-only provisions of SFAS No. 123. The Company calculated the fair value of each option on the date of grant using the minimum value method as prescribed by SFAS No. 123 with the following assumptions:

                                                                         YEAR ENDED DECEMBER 31,
                                                                         -----------------------
                                                                          1999             2000
                                                                          ----             ----
Risk-free interest rates                                              4.90%-6.06%      5.78%-6.49%
Expected life (in years)                                                 5 - 10           5 - 10
Dividend yield                                                             -                -

       The weighted average grant date fair value of options granted during the year ended December 31, 1999 and 2000 was $0.05 and $0.15 per share, respectively.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

       Had compensation costs been determined based upon the fair value at the grant date, consistent with the methodology prescribed under SFAS No. 123, the Company's pro forma net loss under SFAS No. 123 would have been as follows:

                                    YEAR ENDED DECEMBER 31,
                                    -----------------------
                                     1999            2000
                                     ----            ----
Net loss - as reported            $(2,791,463)    $(5,841,748)
                                  ===========     ===========

Net loss - pro forma              $(2,792,912)    $(5,848,778)
                                  ===========     ===========


WARRANTS

       In connection with the Series B financing in 1999, the Company issued warrants to purchase a total of 196,918 shares of Series B preferred stock at an exercise price of $1.30 per share. The warrants expire upon the earlier of an initial public offering, reorganization or March 2004, October 2004 or October 2009. The fair value of the warrants, determined using a Black-Scholes model, was $161,053. Fair value of each warrant granted is estimated on the date of grant with the following assumptions:

Risk-free interest rate              5.22% - 6.11%
Volatility                                71%
Expected life                           5 years
Expected dividends                         -


       In connection with the line of credit entered into in May 2000, the Company issued warrants to purchase 28,846 shares of Series B preferred stock at an exercise price of $1.30 per share. The warrants expire on May 2, 2007. The fair value of the warrants, determined using a Black-Scholes model, of $27,208 has been reflected as an asset and amortized to interest expense over the life of the line of credit. Fair value of the warrant granted is estimated on the date of grant with the following assumptions:

Risk-free interest rate        6.45%
Volatility                      71%
Expected life                 7 years
Expected dividends               -


       As of December 31, 2000, none of the warrants had been exercised.

NOTES TO SHAREHOLDERS

       On November 29, 2000, the Company received promissory notes from certain employees to exercise their options. The sum of the full-recourse note receivables totaled $71,250 and bear interest rates of 9.5% per annum. The notes are secured by the restricted common stock issued under the exercise of these options. The notes are due and payable in full on November 29, 2005 with interest payable in arrears.


NOTE 7 - INCOME TAXES:

       The Company has net operating loss carryforwards of approximately $8,600,000 for both federal and state at December 31, 2000 available to offset future regular and alternative minimum taxable income. The Company's net operating loss carryforwards expire in 2007 through 2019, respectively, if not utilized.

       For federal and state tax purposes, a portion of the Company's net operating loss carryforwards are subject to certain limitations on annual utilization in case of changes in ownership, as defined by federal and state tax law.

                               CAMITRO CORPORATION
                      (A COMPANY IN THE DEVELOPMENT STAGE)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

       Temporary differences and carryforwards which gave rise to significant portion of deferred tax assets are as follows:

                                                            DECEMBER 31,
                                                            ------------
                                                       1999              2000
                                                       ----              ----
Net operating loss carryforwards                   $ 1,088,000       $ 3,409,000
Research and development credit carryforwards           94,000           370,000
Capitalized start-up costs                              12,000           120,000
Other                                                  (15,000)           33,000
                                                   -----------       -----------
Net deferred tax assets                              1,179,000         3,932,000
Less:  Valuation allowance                          (1,179,000)       (3,932,000)
                                                   -----------       -----------
                                                   $        --       $        --
                                                   ===========       ===========

       Management believes that, based on a number of factors, it is more likely than not that the deferred tax assets will not be utilized, such that a full valuation allowance has been recorded


NOTE 8 - RELATED PARTIES:

       In April 2000, the Company entered into a consulting agreement with a board member who is also a shareholder. In consideration of the consultant's services, the consultant will be paid a monthly fee as the services are provided and will also be reimbursed for travel and other expenses directly related to the services provided. Total amount paid to the consultant was $23,700 in fiscal year 2000.

       In May 2000, the Company entered into a one year research agreement with Washington State University, the employer of a Scientific Advisory Board member who is also a shareholder of the Company. At December 31, 2000, $50,000 has been included in accrued liabilities relating to this agreement.


NOTE 9 - SUBSEQUENT EVENTS:

       On January 16, 2001, the Company announced it had entered into a merger agreement with ArQule, Inc. ("ArQule"), a publicly traded company. The merger transaction was valued at $84.7 million based on ArQule's share price on the measurement date for the merger. Under the terms of the merger, ArQule issued 3,398,816 shares of its common stock and approximately $1,733,000 in cash in exchange for all of the Company's outstanding shares and the assumption of all the Company's outstanding stock options and warrants. The transaction was accounted for as a purchase transaction, and closed on January 29, 2001.

       On January 12, 2001, the Board of Directors amended the terms of certain members of the board's stock option agreements to immediately vest a total of 174,584 shares of restricted common stock immediately prior to the merger with ArQule.

       In January 2001, the Company amended its agreement with the University of Pittsburgh. Under the terms of the amended agreement, the Company issued 32,500 shares of common stock to the University of Pittsburgh immediately prior to the effective time of the merger of the Company with ArQule. The issuance relieved the future commitment of 35,000 shares of common stock under the terms of the original agreement with the University of Pittsburgh.

       In January 2001, Series B warrant holders exercised their warrants to purchase 143,454 shares of Series B preferred stock at an exercise price of $1.30 per share.